UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: August 22, 2008
AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172

(State of Incorporation)	( Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas		76155

(Address of principal executive offices)		(Zip Code)
(817) 963-1234
(Registrant’s telephone number)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On August 22, 2008, AMR Corporation (the Company) entered into an ATM Equity OfferingSM Sales Agreement (the Sales Agreement) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch) pursuant to which Merrill Lynch will act as AMR’s sales agent with respect to an offering from time to time of the Company’s Common Stock having an aggregate offering price of up to $300,000,000 (the Shares). Sales of the Shares, if any, will be made by means of ordinary brokers’ transaction on the New York Stock Exchange at market prices.
The Shares will be issued pursuant to the Company’s shelf registration statement (the Registration Statement) on Form S-3 (File Nos. 333-136563 and 333-136563-01), which became effective upon filing with the Securities and Exchange Commission on August 11, 2006.
The Sales Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K (this report), and the description of the Sales Agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the Sales Agreement, see the disclosure under the caption “Plan of Distribution” contained in the Company’s Prospectus Supplement dated August 22, 2008 to the Prospectus dated August 11, 2006, each of which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, which disclosure is hereby incorporated by reference. The Sales Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement. A copy of the opinion of Debevoise & Plimpton LLP, relating to the legality of the Shares is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
5.1	Opinion of Debevoise & Plimpton LLP

23.1	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1)

99.1	ATM Equity OfferingSM Sales Agreement dated August 22, 2008 between AMR Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION
/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: August 22, 2008

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Debevoise & Plimpton LLP

23.1	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1)

99.1	ATM Equity OfferingSM Sales Agreement dated August 22, 2008 between AMR Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated